U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 22, 2008

EMERITUS CORPORATION
(Exact name of registrant as specified in charter)

Washington	1-14012	91-1605464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Elliott Avenue, Suite 500

Seattle, Washington 98121
(Address of principal executive offices) (Zip Code)

(206) 298-2909
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 25, 2008, Emeritus Corporation (the “Company”) entered into a Master Lease and Security Agreement (the “Agreement”) to lease 11 communities from affiliates of HCP, Inc (collectively, “HCP”).  The communities are comprised of 1,462 units/beds consisting of approximately 21 independent living units, 969 assisted living units, 292 Alzheimer’s units, and 180 skilled nursing beds and are located in California, Connecticut, Massachusetts, Maryland, New Jersey, and Virginia.

The Agreement is for a term of ten years with an option to purchase the properties beginning at the end of the fifth year and continuing through the tenth year.  Annual rents are fixed at $17.5, $21.0, $25.0, $28.0, and $30.0 million in years one through five, respectively, and thereafter will increase by the greater of the increase in the Consumer Price Index (CPI) or 3.0%.  The purchase option price is based on the greater of fair market value or $300.0 million (the minimum option price) and contains an appreciation sharing arrangement if the fair market value exceeds the minimum option price.

The Agreement requires a security deposit of approximately $1.1 million, which escalates each year in proportion to the annual rent increases.  The Agreement also requires that HCP and the Company each contribute $1.5 million in each of the first two years for capital improvements to the communities.  In the third year, capital expenditures are required at a rate of $550 per unit and increase by $50 per unit each year through the fifth year and through the sixth year through end of the lease term, increase by the greater of the increase in CPI or 3.0%.  The lease contains typical events of default, including but not limited to, non-payment of rents, default on any other agreement between the Company and HCP, the Company’s filing of a petition in bankruptcy or the Company’s adjudication as bankrupt, and default or acceleration of any indebtedness of the Company in excess of $1.0 million.

The closing of this lease transaction is subject to, customary closing conditions, including but not limited to, a due diligence process, execution of an operations transfer agreement with the current operator, and approval of the lease by HCP’s current lender.  The Company expects the transaction to close in the fourth quarter of 2008.

A press release announcing the Master Lease and Security Agreement is attached hereto as Exhibit 99.1.

Item 9.01                      Financial Statement and Exhibits.

(d)           Exhibits

Exhibit No.                                           Description

99.1	Press Release dated August 25, 2008, EMERITUS ANNOUNCES AGREEMENT TO LEASE ELEVEN COMMUNITIES.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

August 25, 2008		EMERITUS CORPORATION

	By:	/s/ Raymond R. Brandstrom
Raymond R. Brandstrom
Executive Vice President-Finance, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.                                           Description

99.1	Press Release dated August 25, 2008, EMERITUS ANNOUNCES AGREEMENT TO LEASE ELEVEN COMMUNITIES.